FIC Files 2004 Financial Reports, Announces Shareholders Meeting

AUSTIN, Texas--(MARKET WIRE)--Nov. 1, 2006--Financial Industries Corporation (“FIC”) (Pink Sheets: FNIN.PK) today announced that it has filed a Form 10-K for its fiscal year ending Dec. 31, 2004. The Form 10-K also reflects the restatement of results for the company’s fiscal years ended Dec. 31, 2003 and 2002, and its opening balance sheet at Jan. 1, 2002.

The company also is announcing its annual shareholders meeting.

Filing of Form 10-K for Fiscal Year 2004

For the full year 2004, FIC’s net loss was $14.3 million, or $(1.46) per share, on revenues of $102.6 million compared to a net loss of $23.6 million, or $(2.44) per share, on revenues of $111.4 million for 2003. The restatements of financial results for the fiscal years 2003 and 2002 resulted in an increase of $1.1 million and $2.5 million, respectively, to previously reported net losses. In addition, previously reported total shareholders’ equity at the beginning of the restatement period, Jan. 1, 2002, was reduced by $2.1 million. In summary, the total net impact of the restatements was a reduction of $4.8 million to the company’s shareholders’ equity at Dec. 31, 2003, from $109.1 million to $104.3 million.

“We are pleased to have completed the filing of our financial statements for 2004 and look forward to completing the annual and quarterly reports for 2005 and year-to-date quarterly reports for 2006,” said Michael P. Hydanus, interim president and CEO.

“While working aggressively on our financial reporting, we have continued our efforts to reshape the future of Financial Industries Corporation,” Hydanus said. “We are thoroughly evaluating each sector of our business, the markets we serve and the structure of our operations. We have made and we will continue to make substantive changes that improve our cost structure, products and market focus and our ability to timely file future financial statements.”

To obtain the recently filed 2004 Form 10-K and 10-Qs, please go to www.sec.gov or to the investor relations section of FIC’s website at www.ficgroup.com.

Meeting of Shareholders

The company has scheduled its shareholder meeting at the Renaissance Austin Hotel, 9721 Arboretum Blvd., Austin, Texas, on Wednesday, Dec. 6, 2006 at 10 a.m. CST. The record date for the meeting was Oct. 24, 2006.

The meeting and the record date have been scheduled in accordance with an agreed court order filed in the David T. Porter shareholder litigation. The agreed order requires the company to hold the shareholder meeting on Dec. 6, 2006.

Additional Information, Cautionary Statements

Except for historical factual information set forth in this press release, the statements and other information contained herein relating to trends in our operations and financial results, the markets for our products, future results, the future development of our business, and the contingencies and uncertainties to which we may be subject, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. In addition, FIC, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. Such statements are made based upon management’s current expectations and beliefs concerning financial results and economic conditions and are subject to known and unknown risks, uncertainties and other factors contemplated by the forward-looking statements. These factors include, among other things: (1) general economic conditions and other factors, including prevailing interest rate levels and stock market performance, which may affect the ability of FIC to sell its products, the market value of FIC’s investments and the lapse rate and profitability of policies; (2) FIC’s ability to achieve anticipated levels of operational efficiencies and cost-saving initiatives; (3) customer response to new products, distribution channels and marketing initiatives; (4) mortality, morbidity and other factors that may affect the profitability of FIC’s insurance products; (5) FIC’s ability to develop and maintain effective risk management policies and procedures and to maintain adequate reserves for future policy benefits and claims; (6) changes in the federal income tax laws and regulations that may affect the relative tax advantages of some of FIC’s products; (7) increasing competition in the sale of insurance and annuities; (8) the effect of regulation and regulatory changes or actions, including those relating to regulation of insurance products and insurance companies; (9) ratings assigned to FIC’s insurance subsidiaries by independent rating organizations such as A.M. Best Company, which FIC believes are particularly important to the sale of annuity and other accumulation products; (10) the performance of our investment portfolios; (11) the effect of changes in standards of accounting; (12) the effects and results of litigation; (13) business risks and factors, and (14) other factors discussed in the Company’s other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. There can be no assurance that other factors not currently anticipated by management will not also materially and adversely affect our results of operations. Each forward-looking statement speaks only as of the date of the particular statement and the company undertakes no obligation to update or revise any forward-looking statement. For more discussion of important risk factors that may materially affect FIC, please see the discussion of risk factors contained in FIC’s 2004 Annual Report on Form 10-K, on file with the SEC.

Financial Industries Corporation, through its various subsidiaries, markets and underwrites individual life insurance. For more information on FIC, visit www.ficgroup.com.

Contact Information:

Financial Industries Corporation

Shannon Coffin

Phone: 512-404-5128

E-mail: ir@ficgroup.com

Source: Financial Industries Corporation